UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

Amendment No. 1 to

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2008

______________

TREATY ENERGY CORPORATION

 (Exact name of registrant as specified in its charter)

______________

Nevada	000-28015	86-0884116
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 12, Treaty Energy Corporation (“Treaty”,  “TECO”, “The Company”, “we” or “us”), formerly Alternate Energy Corp. entered into a definitive agreement whereby Treaty Petroleum Inc., a Texas corporation, merged with a wholly owned subsidiary of Treaty Energy Corporation.

Treaty agreed to assume $500,000 in debts of Alternate Energy as part of the agreement and the management of Alternate Energy forgave $449,392 debt.  Additionally, Alternate Energy will reverse its stock on the basis of  8.032633:1 and thereafter issue 414,000,000 post split shares to shareholders of Treaty.  Upon assuming control of management and the board of directors, the Company changed its name from Alternate Energy Corp. to Treaty Energy Corporation and changed its trading symbol from ARGY to TECO.

Treaty is in the business of acquiring oil and gas properties with production capabilities and proven reserves. Treaty owns a 743 acre leasehold in an established oil and gas field.  It contains 116 proven productive acres.

Item 9.01 – Financial Statements and Exhibits

Exhibit 99.1 – Financial Statements

Description of Our Business

Treaty Energy Corporation, (“Treaty”, “the Company”, “we”, or “us”) was incorporated in the State of Nevada in August, 1997.  As explained in Note 10 in the financial statements, In December, 2008, we merged with Treaty Petroleum, Inc., a Texas Corporation under a transaction commonly referred to as a reverse merger.  .

We own a 100% working interest and 68 %  revenue interest in two oil leases in Crockett County, Texas containing four oil wells and one water disposal well.  We are currently focused on operating, developing and increasing the production of our oil wells on those leases and acquiring additional working interests in oil and gas properties.

We are a crude oil and natural gas producing company.

Pro Forma Financial Information

Pro Forma financial statements are not presented in this report because all of the assets and liabilities of Alternate Energy Corporation (Treaty Energy Corporation in this report) were spun off prior to the merger.  As such, a pro forma financial statement would not differ from the Treaty Energy financial statements presented here.

Significant Risks and Uncertainties

Oil Prices

Oil prices are volatile. A substantial decrease in oil prices would significantly affect our business and impede our growth.

Our revenues, profitability and future growth depend upon prevailing oil prices. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. Lower prices may also reduce the amount of oil that we can economically produce. It is possible that prices will be low at the time periods in which the wells are most productive, thereby reducing overall returns. It is possible that prices will drop so low that production will become uneconomical. If production becomes uneconomical, we may decide to discontinue production until prices improve.

Prices for oil fluctuate widely. The prices for oil are subject to a variety of factors beyond our control, including:

•

the level of consumer product demand;

•

weather conditions;

•

domestic and foreign governmental regulations;

•

the price and availability of alternative fuels;

•

political conditions in oil  producing regions;

•

the domestic and foreign supply of oil;

•

speculative trading and other market uncertainty; and

•

worldwide economic conditions.

The failure to develop reserves could adversely affect our production and cash flows.

Our success depends upon our ability to find, develop or acquire oil and natural gas reserves that are economically recoverable. We will need to conduct successful exploration or development activities or acquire properties containing proved reserves, or both. The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to expand our oil and natural gas reserves from cash flows, and external sources of capital may be limited or unavailable. Our drilling activities may not result in significant reserves, and we may not have continuing success drilling productive wells. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations in which proved reserves have not been discovered. Additionally, while our revenues may increase if prevailing gas prices increase significantly, our finding costs for reserves also could increase, and we may not be able to finance additional exploration or development activities.

We may have difficulty financing our planned growth.

We will require substantial additional financing to fund our planned growth. Additional financing may not be available to us on acceptable terms or at all. If additional capital resources are unavailable, we may be forced to curtail our acquisition, development drilling and other activities or to sell some of our assets on an untimely or unfavorable basis. We are in the process of evaluating strategic alternatives as of the date of this report.

All of our current operational activity and producing properties are located in Texas, making us vulnerable to risks associated with operating in this region.

Our current operating activity is concentrated in Texas, and our currently producing properties are located in one county. As a result, we may be disproportionately exposed to the impact of drilling and other delays or disruptions of production from these regions caused by weather conditions, governmental regulation, lack of field infrastructure, or other events which impact this area.

We may continue to incur losses.

We reported a net loss for the year ended December 31, 2008 and 2007 of $241,514 and $183,350, respectively.  There is no assurance that we will be able to achieve and maintain profitability.

Our oil and natural gas reserve data are estimates based on assumptions that may be inaccurate and existing economic and operating conditions that may differ from future economic and operating conditions.

Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner and is based upon assumptions that may change from year to year and vary considerably from actual results. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. Information regarding discounted future net cash flows should not be considered as the current market value of the estimated oil and natural gas reserves that will be attributable to our properties. Examples of items that may cause our estimates to be inaccurate include, but are not limited to, the following:

•

The estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower;

•

Because we have limited operating cost data to draw upon, the estimated operating costs used to calculate our reserve values may be inaccurate;

•

Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, increases or decreases in consumption, and changes in governmental regulations or taxation;

•

Our reserve report for our producing properties assumes that production will be generated from each well for a period of 15 years. Because production is expected for such an extended period of time, the probability is enhanced that conditions at the time of production will vary materially from the current conditions used to calculate future net cash flows; and

•

The 10% discount factor, which is required by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 69 to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks that will be associated with our operations or the oil and natural gas industry in general.

We may incur non-cash charges to our operations as a result of current and future financing transactions.

Under current accounting rules and requirements, we may incur additional non-cash charges to future operations beyond the stated contractual interest payments required under our current and potential future credit facilities. While such charges are generally non-cash, they would impact our results of operations and earnings per share and could be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREATY ENERGY CORPORATION

By:	/s/ RONDA HYATT
Ronda Hyatt President Treaty Energy Corporation

5